UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2009

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

From May 18, 2009 through May 27, 2009, Leucadia National Corporation (the “Company”) issued an aggregate of 5,171,657 common shares, par value $1.00 per share (“Common Shares”) upon conversion of an aggregate of $118,776,000 principal amount of the Company’s 3-3/4% Convertible Senior Subordinated Notes due 2014 (“Notes”), as set forth below, pursuant to privately negotiated transactions to induce conversion. The Notes were convertible at a rate of 43.5414 Common Shares per $1,000 principal amount of the Notes. The Common Shares were issued without registration pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended.

Date	Aggregate Principal Amount	Number of Shares

05/18/09	$11,702,000	509,520

05/19/09	$26,070,000	1,135,121

05/20/09	$15,428,000	671,755

05/21/09	$8,880,000	386,646

05/22/09	$41,596,000	1,811,143

05/26/09	$9,225,000	401,669

05/27/09	$5,875,000	255,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2009

LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President